news release

GODADDY REPORTS THIRD QUARTER 2021 EARNINGS RESULTS
Revenue up 14% year over year; Bookings up 10% year over year

TEMPE, Ariz., November 3, 2021 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the third quarter ended September 30, 2021.

“GoDaddy stepped out on the commerce stage in a big way with the hardware and payments offerings we launched in Q3,” said GoDaddy CEO Aman Bhutani, “New solutions like these, combined with a consistent, cash-generative business, give us confidence in our ability to pursue new opportunities and drive profitable growth at scale.”

“We are pleased with the Q3 results and excited about the many opportunities for growth ahead,” said GoDaddy CFO Mark McCaffrey. “We are focused on executing in Q4 and beyond, and we are looking forward to sharing more about GoDaddy's bright future at our Investor Day in February.”

Consolidated Third Quarter Financial Highlights

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	Constant Currency	2021	2020	Change

	(dollars in millions)
GAAP Results
Total Revenue	$964.0	$844.4	14.2%	13.5%	$2,796.4	$2,442.8	14.5%
Domains revenue	$453.2	$387.4	17.0%		$1,312.6	$1,112.9	17.9%
Hosting and presence revenue	$324.7	$302.4	7.4%		$953.5	$891.8	6.9%
Business applications revenue	$186.1	$154.6	20.4%		$530.3	$438.1	21.0%
International revenue	$319.7	$283.7	12.7%	10.6%	$940.0	$812.2	15.7%
Net cash provided by operating activities	$226.4	$197.3	14.7%		$657.1	$598.7	9.8%
Net income (loss)	$97.7	$65.1	NM		$155.4	$(564.9)	NM
Non-GAAP Results
Unlevered free cash flow	$251.5	$223.9	12.3%		$756.8	$644.3	17.5%
Operating Metric
Total bookings	$1,038.1	$945.0	9.9%	9.1%	$3,181.6	$2,832.4	12.3%
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Business Highlights
•GoDaddy launched its OmniCommerce solution for Websites + Marketing with innovative point-of-sale devices, integrated payments and other solutions that power online and offline commerce.
•GoDaddy's point-of-sale devices and payment processing are aggressively priced to make leading products and services accessible to as many merchants as possible.
•OPEN 2021, GoDaddy's free, virtual event for small business owners to learn, connect and grow their businesses, had tens of thousands of people tuned into its keynote OmniCommerce announcement. Everyday Entrepreneurs shared positive feedback from the virtual event, helping GoDaddy deliver on its commitment to be an advocate for small businesses and help them drive their own success.
•Global tennis superstar Naomi Osaka launched her global campaign with GoDaddy as the official ecommerce partner for KINLÒ, her new skincare line specifically formulated to protect melanin-rich skin.
•GoDaddy's Websites + Marketing Annualized Recurring Revenue (ARR) grew more than 20% year over year in Q3.
•GoDaddy's Commerce ARR grew more than 30% year over year in Q3.
•ARR from our "Create and Grow" group of products, which includes Websites + Marketing, Managed WordPress, Sellbrite, and GoDaddy Studios, surpassed $400 million in Q3.
•Annualized Gross Merchandise Volume (GMV) across the GoDaddy ecosystem was approximately $25 billion, growing nearly 30%, year over year.
•GoDaddy launched Invoicing and Payments, a new feature in the Hub by GoDaddy Pro enabling easier and faster invoice processing solutions for web designers and developers through a simple, integrated user interface.
•GoDaddy hosted Expand 2021 India, its first ever conference for web designers and developers in India, bringing the community together to share ideas and experiences, make connections, and support each other.
•During Q3, GoDaddy executed an accelerated share repurchase agreement (ASR), repurchasing 3.4 million shares for an average price of $72.99 per share and an aggregate purchase price of $250 million. Upon completion of this ASR, GoDaddy has approximately $750 million remaining available for repurchases under current authorizations.

Balance Sheet
At September 30, 2021, total cash and cash equivalents were $1,143 million, total debt was $3,929 million and net debt was $2,786 million.
Business Outlook
For the fourth quarter ending December 31, 2021, GoDaddy expects revenue of approximately $970 million, or 11% year over year growth.
GoDaddy raised its full year revenue guide to approximately $3.765 billion, representing 14% year over year growth.
GoDaddy raised its full year unlevered free cash flow guide to approximately $960 million, representing 16% year over year growth.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP because projections of changes in individual balance sheet amounts are not possible without unreasonable effort and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss third quarter 2021 results at 5:00 p.m. Eastern Time on November 3, 2021. To hear the call, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx for webcast information. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the earnings call. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: any statements regarding launches of new or expansion of existing products or services; any statements regarding projections of product or service availability, or technology developments and innovation, any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including partner integrations and marketing strategy; any statements regarding future financial results; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of COVID-19; and execution of share repurchases.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 as well as those described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Gross Merchandise Volume (GMV). GMV represents the total dollar value of orders facilitated by our customers through the Websites + Marketing and Sellbrite platforms, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is helpful to illustrate the volume of commerce facilitated by our products.
Annualized Recurring Revenue (ARR). ARR is defined as Monthly Recurring Revenue (MRR) multiplied by 12. MRR represents the monthly revenue expected over the term of a subscription multiplied by the number of active subscriptions as of the end of the month. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.

About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. GoDaddy is the place people come to name their idea, build a professional website, attract customers, sell their products and services and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Domains	$453.2	$387.4	$1,312.6	$1,112.9
Hosting and presence	324.7	302.4	953.5	891.8
Business applications	186.1	154.6	530.3	438.1
Total revenue	964.0	844.4	2,796.4	2,442.8
Costs and operating expenses(1)(2)
Cost of revenue (excluding depreciation and amortization)	345.8	290.2	999.0	856.7
Technology and development	172.4	141.4	530.8	411.8
Marketing and advertising	124.0	115.4	383.2	312.9
Customer care	74.0	73.6	230.9	242.6
General and administrative	81.2	76.4	260.9	244.1
Restructuring and other	(15.4)	4.3	(15.4)	43.7
Depreciation and amortization	50.7	50.7	149.7	151.3
Total costs and operating expenses	832.7	752.0	2,539.1	2,263.1
Operating income	131.3	92.4	257.3	179.7
Interest expense	(32.5)	(23.9)	(93.8)	(64.5)
Tax receivable agreements liability adjustment	—	—	—	(674.7)
Other income (expense), net	(1.2)	1.2	(1.4)	(1.3)
Income (loss) before income taxes	97.6	69.7	162.1	(560.8)
Benefit (provision) for income taxes	0.1	(4.6)	(6.7)	(4.1)
Net income (loss)	97.7	65.1	155.4	(564.9)
Less: net income attributable to non-controlling interests	0.2	0.4	0.3	0.7
Net income (loss) attributable to GoDaddy Inc.	$97.5	$64.7	$155.1	$(565.6)
Net income (loss) attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.58	$0.39	$0.92	$(3.35)
Diluted	$0.58	$0.38	$0.90	$(3.35)
Weighted-average shares of Class A common stock outstanding:
Basic	167,542	167,258	168,387	168,734
Diluted	169,823	171,405	171,724	168,734
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.3	$0.2	$0.7	$0.5
Technology and development	27.3	22.5	82.2	65.6
Marketing and advertising	5.6	5.7	18.8	15.7
Customer care	3.5	2.6	10.2	8.5
General and administrative	14.2	17.1	43.0	51.8
Total equity-based compensation expense	$50.9	$48.1	$154.9	$142.1

(2) Costs and operating expenses include acquisition-related costs as follows:
Technology and development	$4.6	$0.6	$38.3	$3.2
Customer care	0.1	0.3	1.5	0.3
General and administrative	5.5	4.3	26.0	16.2
Total acquisition-related costs	$10.2	$5.2	$65.8	$19.7
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,143.4	$765.2
Accounts and other receivables	63.8	41.8
Registry deposits	30.5	31.1
Prepaid domain name registry fees	424.4	392.4
Prepaid expenses and other current assets	107.4	60.8
Total current assets	1,769.5	1,291.3
Property and equipment, net	228.5	257.3
Operating lease assets	122.2	142.0
Prepaid domain name registry fees, net of current portion	180.8	176.1
Goodwill	3,500.4	3,275.1
Intangible assets, net	1,408.9	1,255.1
Other assets	87.7	36.0
Total assets	$7,298.0	$6,432.9
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$75.0	$51.0
Accrued expenses and other current liabilities	485.8	527.6
Deferred revenue	1,900.1	1,711.3
Long-term debt	24.1	24.3
Total current liabilities	2,485.0	2,314.2
Deferred revenue, net of current portion	756.7	725.1
Long-term debt, net of current portion	3,863.7	3,090.1
Operating lease liabilities, net of current portion	148.3	166.7
Other long-term liabilities	66.3	56.6
Deferred tax liabilities	79.1	92.0
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,521.8	1,308.8
Accumulated deficit	(1,561.8)	(1,190.9)
Accumulated other comprehensive loss	(63.0)	(131.0)
Total stockholders' deficit attributable to GoDaddy Inc.	(102.8)	(12.9)
Non-controlling interests	1.7	1.1
Total stockholders' deficit	(101.1)	(11.8)
Total liabilities and stockholders' deficit	$7,298.0	$6,432.9

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income (loss)	$155.4	$(564.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	149.7	151.3
Equity-based compensation expense	154.9	142.1
Non-cash restructuring charges	—	29.0
Tax receivable agreements liability adjustment	—	674.7
Other	10.7	30.6
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(42.0)	(15.1)
Deferred revenue	214.8	200.5
Other operating assets and liabilities	13.6	(49.5)
Net cash provided by operating activities	657.1	598.7
Investing activities
Maturities of short-term investments	—	23.7
Business acquisitions, net of cash acquired	(320.1)	(420.7)
Purchases of intangible assets	(201.8)	—
Purchases of property and equipment	(33.7)	(39.1)
Purchases of equity investments	(40.0)	—
Other investing activities	25.3	0.2
Net cash used in investing activities	(570.3)	(435.9)
Financing activities
Proceeds received from:
Issuance of term loans	—	746.3
Issuance of senior notes	800.0	—
Stock option exercises	37.0	58.7
Issuance of Class A common stock under ESPP	18.4	17.5
Payments made for:
Settlement of tax receivable agreements	(0.2)	(849.8)
Repurchases of Class A common stock	(526.0)	(541.7)
Repayment of term loans	(24.3)	(20.6)
Other financing obligations	(12.5)	(14.5)
Net cash provided by (used in) financing activities	292.4	(604.1)
Effect of exchange rate changes on cash and cash equivalents	(1.0)	0.3
Net increase (decrease) in cash and cash equivalents	378.2	(441.0)
Cash and cash equivalents, beginning of period	765.2	1,062.8
Cash and cash equivalents, end of period	$1,143.4	$621.8

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in millions)
Total bookings:
Total revenue	$964.0	$844.4	$2,796.4	$2,442.8
Change in deferred revenue	19.3	42.9	208.1	198.6
Net refunds	54.1	58.4	172.1	191.4
Other	0.7	(0.7)	5.0	(0.4)
Total bookings	$1,038.1	$945.0	$3,181.6	$2,832.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$226.4	$197.3	$657.1	$598.7
Cash paid for interest on long-term debt	28.7	12.4	74.4	48.6
Cash paid for acquisition-related costs(1)	6.6	7.3	53.5	20.4
Capital expenditures	(12.6)	(8.4)	(33.7)	(39.1)
Cash paid for restructuring charges(2)	2.4	15.3	5.5	15.7
Unlevered free cash flow	$251.5	$223.9	$756.8	$644.3
_______________________________
(1) Cash paid for acquisition-related costs for the nine months ended September 30, 2021 includes $29.4 million in compensatory payments expensed in connection with our February 2021 acquisition of Poynt.
(2) Cash paid for restructuring charges includes lease payments related to our closed operations in connection with the June 2020 restructuring.

The following table provides a reconciliation of net debt:

September 30, 2021

(in millions)
Net Debt:
Current portion of long-term debt	$24.1
Long-term debt	3,863.7
Unamortized original issue discount and debt issuance costs	41.5
Total debt	3,929.3
Less: cash and cash equivalents	(1,143.4)
Net debt	$2,785.9

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	September 30,
	2021	2020

	(in thousands)
Shares Outstanding:
Class A common stock	166,121	167,813
Class B common stock	320	993
Total common stock outstanding	166,441	168,806
Effect of dilutive securities(1)	1,931	3,078
	168,372	171,884
___________________________________________________________________________________________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Mark Grant
602.817.7200
investors@godaddy.com

Media
Dan Race
480.505.8877
pr@godaddy.com

Source: GoDaddy Inc.

© 2021 GoDaddy Inc. All Rights Reserved.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net